UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   March 1, 2005

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO, CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, the Registrant’s Management Development and Compensation Committee (“Committee”) undertook certain actions constituting amendments or constructive amendments to material definitive agreements of the Registrant:

Firstly, pursuant to the employment agreements between the Registrant and each of its executive officers (filed as Exhibits 10.3 and 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004), the Committee approved certain salary adjustments of between four and five percent for each of its executive officers effective April 3, 2005. The base salaries for the Registrant’s named executive officers (based on the 2004 fiscal year) were increased as follows: Jean-Jacques Bienaimé, Chairman, Chief Executive Officer and President – $568,000; Michael V. Arbige, Senior Vice President, Technology – $334,500; Raymond J. Land, Senior Vice President, Chief Financial Officer – $330,000; Thomas J. Pekich, Group Vice President, Bioproducts – $281,500; and Richard J. Ranieri, Senior Vice President, Human Resources – $282,500 together with a lump sum merit award in the amount of $15,000. The Committee also granted our Senior Vice President, General Counsel and Secretary, who is an executive officer but not a named executive officer, a lump sum merit award in the amount of $30,000.

Secondly, the Committee approved certain financial targets and corporate milestones (which may be subject to modification if the Offer (as defined in the Offer to Purchase filed February 15, 2005 and the related Letter of Transmittal, as such Offer to Purchase may be amended or supplemented from time to time) closes) to be used to determine cash bonus awards for participants in the Registrant’s Variable Pay Plan (“Plan”) for the 2005 plan year. The Plan serves as the primary cash bonus plan for the Registrant’s officers and employees in the United States and certain foreign locations. Under the Plan, early each year, the Committee assesses performance for the prior year against goals set previously for that year and makes cash bonus award determinations. Target awards for Plan participants, including the Registrant’s officers, range from 5% to 100% of eligible earnings, depending on each participant’s individual salary band level. For any participant, the actual amount of an award is contingent upon the level of achievement by the Registrant relative to pre-established goals. The Plan awards for officers are currently determined by the achievement of total revenue and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) targets, as well as technological, transactional and business development milestones, with such targets recommended annually by management and reviewed and approved by the Committee. Awards for non-executives are determined by the achievement of total revenue and EBITDA targets and, for participants in certain business units, the achievement of certain annual business unit performance targets established by management. Awards can vary from zero, if targets are not met, to amounts in excess of the target if targets are exceeded.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: March 7, 2005	By:	/s/ Margaret A. Horn
Margaret A. Horn,
Senior Vice President, General Counsel and Secretary